EXHIBIT 99.1

Contacts:
Aehr Test Systems	PondelWilkinson, Inc.
Chris Siu	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Contact
csiu@aehr.com	tkehrli@pondel.com
jbyers@pondel.com

Aehr Test Systems Reports Fiscal 2026 Fourth Quarter and Full Year Financial Results with Record Quarterly Bookings and $100 Million Effective Backlog

Record quarterly bookings and effective backlog provide substantial visibility into projected fiscal 2027 revenue of $130 million to $150 million, representing 2.6x to 3.0x fiscal 2026 revenue

Fremont, CA (July 14, 2026) – Aehr Test Systems (NASDAQ: AEHR), a leading provider of test and burn-in solutions for semiconductor devices used in artificial intelligence (AI), silicon photonics, data center, automotive, and industrial applications, today announced financial results for its fiscal 2026 fourth quarter and full year ended May 29, 2026.

Fiscal Fourth Quarter Financial Results:

•	Net revenue was $18.8 million, compared to $14.1 million in the fourth quarter of fiscal 2025.
•	GAAP net income was $1.4 million, or $0.04 per diluted share, compared to GAAP net loss of $(2.9) million, or $(0.10) per diluted share, in the fourth quarter of fiscal 2025.
•

Non-GAAP net income, which excludes stock-based compensation and acquisition-related adjustments, was $3.6 million, or $0.11 per diluted share, compared to non-GAAP net loss of $(0.2) million, or $(0.01) per diluted share, in the fourth quarter of fiscal 2025.

•	Bookings were a record $60.7 million for the quarter.
•	Backlog as of May 29, 2026 was $80.6 million. Effective backlog, including bookings since May 29, 2026, is $100.6 million.
•	Total cash, cash equivalents and restricted cash as of May 29, 2026 was $116.5 million, compared to $37.1 million on February 27, 2026.

Fiscal Year Financial Results:

•	Net revenue was $50.0 million, compared to $59.0 million in fiscal 2025.
•	GAAP net loss was $(7.1) million, or $(0.23) per diluted share, compared to GAAP net loss of $(3.9) million, or $(0.13) per diluted share, in fiscal 2025.
•

Non-GAAP net income was $0.9 million, or $0.03 per diluted share, which excludes stock-based compensation, acquisition-related adjustments and restructuring charges, compared to non-GAAP net income of $4.6 million, or $0.15 per diluted share, in fiscal 2025.

•	Cash used in operating activities was $3.3 million for fiscal 2026.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Aehr Test Systems Reports Fourth Quarter Fiscal 2026 Financial Results

July 14, 2026

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“We are very pleased with our fiscal fourth quarter performance, which exceeded expectations and capped a year of significant bookings and revenue diversification for Aehr. Record quarterly bookings, a very strong backlog, and growing demand across AI processors, silicon photonics, and power semiconductors for our wafer-level and package-level burn-in solutions position us well for significant growth moving forward.

“With strong momentum and a record backlog of over $100 million heading into fiscal year 2027, we have substantial visibility into projected fiscal 2027 revenue of $130 million to $150 million, representing expected year-over-year growth of approximately 160% to 200%. This outlook is based on the information available to us today, including our current backlog and anticipated customer demand. We continue to pursue additional orders from existing and prospective customers.

“In wafer-level burn-in (WLBI), demand from AI-related applications continued to accelerate. Our lead AI production customer is significantly ramping capacity, driving an increase in forecasted capacity needs for our FOX WLBI solutions this year and beyond. They are shifting their burn-in from system-level to all wafer-level for their AI accelerators used for training and inference applications. We are also engaged with additional AI processor suppliers that are evaluating WLBI to improve product reliability and reduce yield loss from production burn-in of their devices later in the manufacturing process.

“We are excited to report that we successfully completed benchmark testing of our WLBI solution with a major supplier of AI accelerators, CPUs, and network processors. The testing was conducted on one of their processors and produced results that exceeded their expectations. This top-tier AI processor supplier has now expressed interest in moving to pilot production test validation for its current high-volume device, for which we completed the benchmark. They indicated that this device is expected to continue ramping and achieve significant volumes over the next year or more. In addition, they recently requested that we evaluate a second device in parallel. The potential revenue opportunity from any one of these devices is significant to Aehr in terms of near and long-term revenue streams related to the WLBI systems and proprietary Aehr WaferPak contactors.

“Our package-level burn-in business for AI processors also gained momentum in the year, highlighted by record follow-on production orders from our lead hyperscale customer for Sonoma systems supporting high-volume AI processor production burn-in. This customer is a premier large-scale data center provider and is forecasting a substantial expansion of Sonoma system purchases for a second device which has twice the power per package as the first device that they are using Sonoma systems for today. As their current and next-generation devices ramp, we believe Sonoma systems and consumables can become an increasingly important contributor to Aehr’s revenue. We are also engaged with multiple current and potential new customers for package-level reliability qualification and production burn-in of AI accelerators, Application-Specific Integrated Circuits (ASICs), network processors, and also for edge AI processors for automotive and robotics, which represent significant opportunities for Aehr over the next few years.

“As we have anticipated for the last year, silicon photonics devices and the need for production burn-in is now seeing strong momentum as AI data center architectures increasingly rely on optical I/O and high-speed interconnects. Our lead silicon photonics customer is ramping, with follow-on orders this past year and more already in this fiscal year for fully automated WLBI systems powering AI optical I/O and data center interconnects. In addition, our newest major silicon photonics customer that is a global leader in networking products and solutions has provided us a forecast for additional systems this calendar year as it ramps capacity to support next-generation hyperscale data center deployments. We believe the silicon photonics and optical test and burn-in market has the potential to grow substantially and could be another long-term growth driver for Aehr.

Aehr Test Systems Reports Fourth Quarter Fiscal 2026 Financial Results

July 14, 2026

“We are seeing encouraging signs of recovery in silicon carbide (SiC) power semiconductors. We are actively engaged to meet the WLBI needs of several of the world’s largest automotive manufacturers and several of their SiC suppliers for their new electric vehicles. We also announced today that we received approximately $8 million in new orders in just the last month for silicon carbide WLBI WaferPaks as global electric vehicle programs accelerate. These include expanded production orders from our lead silicon carbide customer for WaferPak full wafer contactors, and a key order directly from one of the largest automotive companies in the world for multiple WaferPaks to be used in qualification of silicon carbide devices from suppliers for their new generation of electric vehicles using Aehr’s FOX WLBI systems.This year, we expect renewed demand for both SiC and GaN power semiconductor test and burn-in, driven by automotive electrification and AI data center power infrastructure.

“We also continue to pursue opportunities in memory, including NAND flash and potential high bandwidth memory (HBM) applications with our WLBI solutions roadmap. The growth of these two memory markets may have never been stronger, with massive capacity increases planned this decade. We continue to work with multiple memory suppliers to align our solutions to meet the production needs of these companies’ new capacity coming online.

“Looking ahead, we are very excited about our position entering fiscal 2027. With multiple customers entering or expanding production, a record backlog, and additional opportunities under discussion for both wafer-level and package-level burn-in, we believe Aehr is well positioned for multiple years of strong revenue growth.”

Financial Guidance:

For the fiscal year ending June 25, 2027, Aehr expects total company revenue to be between $130 million and $150 million, representing approximately 160%-200% year-over-year growth. Aehr also expects non-GAAP net income to be 18% to 22% of total revenue. This outlook reflects the company’s current effective backlog of approximately $100 million and expected customer demand from existing production programs. Aehr continues to pursue additional orders from current and prospective customers.

Management Conference Call and Webcast:

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss its fiscal 2026 fourth quarter and full year operating results. To access the live call, dial +1 888-506-0062 (US and Canada) or +1 973-528-0011 (International) and give the participant passcode 222496. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section and may also be accessed by clicking here. A phone replay of the call will be available approximately two hours following the end of the live call and will remain available for one week. To access the call replay, dial +1 877-481-4010 (US and Canada) or +1 919-882-2331 (International) and enter replay passcode 54119.

Aehr Test Systems Reports Fourth Quarter Fiscal 2026 Financial Results

July 14, 2026

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a leading provider of test solutions for testing, burning-in, and stabilizing semiconductor devices in wafer-level, singulated die, and package-level form, and has installed thousands of systems worldwide. Increasing quality, reliability, safety, and security needs of semiconductors used across multiple applications, including advanced artificial intelligence (AI) processors, silicon photonics, data and telecommunications infrastructure, electric vehicles, electric vehicle charging infrastructure, solar and wind power, computing, and solid-state memory and storage are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr’s products and solutions. Aehr has developed and introduced several innovative products including the FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The FOX-XP and FOX-NP systems are full-wafer contact and singulated die/module test and burn-in systems that can test, burn-in, and stabilize a wide range of devices such as leading-edge silicon carbide-based and other power semiconductors, 2D and 3D sensors used in mobile phones, tablets, and other computing devices, memory semiconductors, processors, microcontrollers, systems-on-a-chip, and photonics and integrated optical devices. The FOX-CP system is a low-cost single-wafer compact test solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The FOX WaferPak Contactor contains a unique full-wafer contactor capable of testing wafers up to 300mm that enables IC manufacturers to perform test, burn-in, and stabilization of full wafers on the FOX-P systems. The FOX DiePak Carrier allows testing, burning in, and stabilization of singulated bare die and modules up to 1024 devices in parallel per DiePak on the FOX-NP and FOX-XP systems up to nine DiePaks at a time. Acquired through its acquisition of Incal Technology, Inc., Aehr’s new line of high-power package-level reliability/burn-in test solutions for AI semiconductor manufacturers, including its ultra-high-power Sonoma family of test solutions for AI accelerators, GPUs, and high-performance computing (HPC) processors, position Aehr within the rapidly growing AI market as a turnkey provider of reliability and testing that span from engineering to high volume production. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, future bookings, benchmark evaluations and product development from Aehr’s new and existing customers; future applications and orders for the AI processors, test solutions for AI semiconductor manufacturers and the Sonoma system; revenue and revenue growth forecasted; financial performance and bookings forecasted; financial guidance for the full fiscal year 2027; expectations regarding current and future partnerships; expectations regarding industry demand and emerging technologies as a whole and smaller segments within it; and the ability for Aehr to successfully enter new markets. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent Form 10-K, 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

–     Financial Tables to Follow     –

Aehr Test Systems Reports Fourth Quarter Fiscal 2026 Financial Results

July 14, 2026

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Year Ended
	May 29,	February 27,	May 30,	May 29,	May 30,
(In thousands, except per share data)	2026	2026	2025	2026	2025
Revenue	$18,835	$10,313	$14,089	$50,001	$58,968
Cost of revenue	10,816	6,945	9,817	32,350	35,035
Gross profit	8,019	3,368	4,272	17,651	23,933
Operating expenses:
Research and development	3,645	3,167	2,686	12,633	10,463
Selling, general and administrative	5,580	4,430	3,926	19,161	18,283
Restructuring charges	-	-	864	6	864
Total operating expenses	9,225	7,597	7,476	31,800	29,610
Loss from operations	(1,206)	(4,229)	(3,204)	(14,149)	(5,677)
Interest income, net	748	240	222	1,361	1,401
Other income (expense), net	3	(12)	(4)	1,052	(15)
Loss before income tax benefit	(455)	(4,001)	(2,986)	(11,736)	(4,291)
Income tax benefit	(1,846)	(798)	(87)	(4,610)	(381)
Net income (loss)	$1,391	$(3,203)	$(2,899)	$(7,126)	$(3,910)

Net income (loss) per share:
Basic	$0.04	$(0.10)	$(0.10)	$(0.23)	$(0.13)
Diluted	$0.04	$(0.10)	$(0.10)	$(0.23)	$(0.13)
Shares used in per share calculations:
Basic	31,881	30,695	29,823	30,669	29,581
Diluted	33,170	30,695	29,823	30,669	29,581

Aehr Test Systems Reports Fourth Quarter Fiscal 2026 Financial Results

July 14, 2026

AEHR TEST SYSTEMS
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)

	Three Months Ended			Year Ended
	May 29,	February 27,	May 30,	May 29,	May 30,
(In thousands, except per share data)	2026	2026	2025	2026	2025
Reconciliation of GAAP to non-GAAP gross profit
GAAP gross profit	$8,019	$3,368	$4,272	$17,651	$23,933
Special items:
a) Stock-based compensation expense	216	202	357	792	737
b) Acquisition-related adjustments	191	190	260	808	1,305
Non-GAAP gross profit	$8,426	$3,760	$4,889	$19,251	$25,975
Reconciliation of GAAP to non-GAAP operating expenses
GAAP operating expenses	$9,225	$7,597	$7,476	$31,800	$29,610
Special items:
a) Stock-based compensation expense	(1,649)	(1,182)	(1,064)	(5,969)	(4,027)
b) Acquisition-related adjustments	(105)	(106)	(106)	(422)	(353)
c) Restructuring charges	-	-	(864)	(6)	(864)
d) Officer severance benefits	-	-	-	-	(653)
e) Acquisition-related costs	-	-	-	-	(548)
Non-GAAP operating expenses	$7,471	$6,309	$5,442	$25,403	$23,165
Reconciliation of GAAP to non-GAAP income (loss) from operations
GAAP loss from operations	$(1,206)	$(4,229)	$(3,204)	$(14,149)	$(5,677)
Special items:
a) Stock-based compensation expense	1,865	1,384	1,421	6,761	4,764
b) Acquisition-related adjustments	296	296	366	1,230	1,658
c) Restructuring charges	-	-	864	6	864
d) Officer severance benefits	-	-	-	-	653
e) Acquisition-related costs	-	-	-	-	548
Non-GAAP income (loss) from operations	$955	$(2,549)	$(553)	$(6,152)	$2,810
Reconciliation of GAAP to non-GAAP income (loss) before income tax benefit
GAAP loss before income tax benefit	$(455)	$(4,001)	$(2,986)	$(11,736)	$(4,291)
Special items:
a) Stock-based compensation expense	1,865	1,384	1,421	6,761	4,764
b) Acquisition-related adjustments	296	296	366	1,269	1,658
c) Restructuring charges	-	-	864	6	864
d) Officer severance benefits	-	-	-	-	653
e) Acquisition-related costs	-	-	-	-	548
Non-GAAP income (loss) before income tax benefit	$1,706	$(2,321)	$(335)	$(3,700)	$4,196
Reconciliation of GAAP to non-GAAP net income (loss)
GAAP net income (loss)	$1,391	$(3,203)	$(2,899)	$(7,126)	$(3,910)
Special items:
a) Stock-based compensation expense	1,865	1,384	1,421	6,761	4,764
b) Acquisition-related adjustments	296	296	366	1,269	1,658
c) Restructuring charges	-	-	864	6	864
d) Officer severance benefits	-	-	-	-	653
e) Acquisition-related costs	-	-	-	-	548
Non-GAAP net income (loss)	$3,552	$(1,523)	$(248)	$910	$4,577
Reconciliation of GAAP to non-GAAP income (loss) per diluted share
GAAP income (loss) per diluted share	$0.04	$(0.10)	$(0.10)	$(0.23)	$(0.13)
Special items:
a) Stock-based compensation expense	0.06	0.04	0.05	0.22	0.16
b) Acquisition-related adjustments	0.01	0.01	0.01	0.04	0.05
c) Restructuring charges	-	-	0.03	0.00	0.03
d) Officer severance benefits	-	-	-	-	0.02
e) Acquisition-related costs	-	-	-	-	0.02
Non-GAAP income (loss) per diluted share	$0.11	$(0.05)	$(0.01)	$0.03	$0.15

Aehr Test Systems Reports Fourth Quarter Fiscal 2026 Financial Results

July 14, 2026

a) Represents compensation expense for equity awards granted to employees and directors.

b) Represents amortization of acquired intangible assets and accretion expense of escrow payable.

c) Represents restructuring charges, primarily related to a lease early termination, along with employee termination benefits from a separate restructuring initiative.

d) Represents severance benefits, including compensation expense, provided due to the passing of an officer as per the terms of his change in control and severance agreement

e) Represents acquisition activity costs.

Non-GAAP measures should not be considered a replacement for GAAP results. The non-GAAP measures indicated above are financial measures the Company uses to evaluate the underlying results and operating performance of the business. The limitation of these measures are that they exclude items that impact the Company's current period GAAP measures. This limitation is best addressed by using these measures in combination with the most directly comparable GAAP financial measures. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods.

Aehr Test Systems Reports Fourth Quarter Fiscal 2026 Financial Results

July 14, 2026

AEHR TEST SYSTEMS
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 29,	May 30,
(In thousands, except par value)	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$116,358	$24,529
Accounts receivable	17,473	14,191
Inventories	41,354	41,997
Prepaid expenses and other current assets	9,263	8,061
Total current assets	184,448	88,778
Property and equipment, net	8,940	8,969
Goodwill	10,719	10,719
Intangible assets, net	9,552	10,781
Deferred tax assets, net	23,829	19,114
Operating lease right-of-use assets, net	8,901	9,601
Other non-current assets	305	546
Total assets	$246,694	$148,508
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,754	$6,728
Accrued expenses and other current liabilities	5,283	6,020
Operating lease liabilities, short-term	626	909
Deferred revenue, short-term	5,192	1,981
Total current liabilities	17,855	15,638
Operating lease liabilities, long-term	9,256	9,921
Deferred revenue, long-term	34	36
Other long-term liabilities	38	42
Total liabilities	27,183	25,637

Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized: 10,000 shares; Issued and outstanding: none	-	-
Common stock, $0.01 par value: Authorized: 75,000 shares; Issued and outstanding: 32,480 shares and 29,877 shares at May 29, 2026 and May 30, 2025, respectively	325	299
Additional paid-in capital	249,477	145,758
Accumulated other comprehensive loss	(105)	(126)
Accumulated deficit	(30,186)	(23,060)
Total shareholders' equity	219,511	122,871
Total liabilities and shareholders’ equity	$246,694	$148,508

Aehr Test Systems Reports Fourth Quarter Fiscal 2026 Financial Results

July 14, 2026

AEHR TEST SYSTEMS
CONSOLIDATED SATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended
	May 29,	May 30,
(In thousands)	2026	2025
Cash flows from operating activities:
Net loss	$(7,126)	$(3,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	6,761	5,162
Depreciation and amortization	2,799	2,312
Deferred income taxes	(4,715)	(421)
Amortization of operating lease right-of-use assets	731	1,076
Impairment of assets	-	584
Changes in operating assets and liabilities:
Accounts receivable	(3,307)	(3,037)
Inventories	11	(2,441)
Prepaid expenses and other current assets	(2,763)	(5,012)
Accounts payable	991	(714)
Accrued expenses	1,020	(378)
Deferred revenue	3,209	143
Operating lease liabilities	(979)	(699)
Income taxes payable	58	(65)
Net cash used in operating activities	(3,310)	(7,400)

Cash flows from investing activities:
Purchases of property and equipment	(2,066)	(4,992)
Payments for business acquisition, net of cash and cash equivalent acquired	(1,801)	(11,075)
Net cash used in investing activities	(3,867)	(16,067)

Cash flows from financing activities:
Proceeds from issuance of common stock from public offerings, net of issuance costs	97,395	-
Proceeds from issuance of common stock under employee plans	2,200	1,409
Shares repurchased for tax withholdings on vesting of restricted stock units	(2,384)	(784)
Net cash provided by financing activities	97,211	625

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6)	13

Net increase (decrease) in cash, cash equivalents and restricted cash	90,028	(22,829)

Cash, cash equivalents and restricted cash, beginning of year(1)	26,480	49,309
Cash, cash equivalents and restricted cash, end of year (1)	$116,508	$26,480

Supplemental cash flow information:
Income taxes paid	$60	$100
Interest paid	$-	$-

Supplemental disclosure of non-cash flow information:
Net transfer of equipment between inventory and property and equipment	$702	$458
Purchases of property and equipment included in accounts payable and accrued liabilities	$-	$1,259
Common stock issuance costs included in accounts payable	$296	$-

(1) Includes restricted cash within prepaid expenses and other current assets and other non-current assets.